EXHIBIT 23.1

INDEPENDENT AUDITORS'CONSENT

We consent to the incorporation by reference in this Registration Statement of the Stifel Financial Corp.

2001 Incentive Plan on Form S-8 of our report dated March 9, 2001, incorporated by reference in the

Annual Report on Form 10-K of Stifel Financial Corp. for the year ended December 31, 2000.

/S/ Deloitte & Touche LLP

St. Louis, Missouri

January 30, 2002